Exhibit 99

FOR IMMEDIATE RELEASE

September 5, 2012

Contacts: (Analysts) Kris Wenker (763) 764-2607

(Media) Kirstie Foster (763) 764-6364

GENERAL MILLS REAFFIRMS FISCAL 2013 EARNINGS GUIDANCE;

ANNOUNCES TWO UPCOMING WEBCAST EVENTS

MINNEAPOLIS, MINN.—In conjunction with its presentation at the Barclays Capital Back-to-school Consumer Conference in Boston tomorrow (Sept. 6), General Mills (NYSE: GIS) reaffirmed its sales and earnings targets for the fiscal year ending May 2013. This includes targeted fiscal 2013 adjusted diluted earnings per share of approximately $2.65. General Mills also said it sees first-quarter results (to be reported on September 19, 2012) in line with company expectations, which called for adjusted diluted EPS to be below last year’s first-quarter results. General Mills’ complete presentation at the conference will be available on the company’s website: www.generalmills.com through September 13, 2012.

General Mills also announced plans for two upcoming webcasts. The company plans to report results for its fiscal 2013 first quarter on Wednesday, September 19, 2012. A webcast discussion of those results with investors will be held that day, beginning at 7:30 a.m. Central

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time (8:30 a.m. Eastern time). General Mills also will webcast its 84th Annual Shareholders Meeting, to be held in Minneapolis on Monday, September 24, 2012, beginning at 11:00 a.m. Central time (12:00 p.m. Eastern time). Both webcasts can be accessed on the company’s website and will be archived for one year.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our current expectations and assumptions. These forward-looking statements, are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, our predictions about future net sales and earnings could be affected by a variety of factors, including: competitive dynamics in the consumer foods industry and the markets for our products, including new product introductions, advertising activities, pricing actions, and promotional activities of our competitors; economic conditions, including changes in inflation rates, interest rates, tax rates, or the availability of capital; product development and innovation; consumer acceptance of new products and product improvements; consumer reaction to pricing actions and changes in promotion levels; acquisitions or dispositions of businesses or assets; changes in capital structure; changes in laws and regulations, including labeling and advertising regulations; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets; changes in accounting standards and the impact of significant accounting estimates; product quality and safety issues, including recalls and product liability; changes in consumer demand for our products; effectiveness of advertising, marketing, and promotional programs; changes in consumer behavior, trends, and preferences, including weight loss trends; consumer perception of health-related issues, including obesity; consolidation in the retail environment; changes in purchasing and inventory levels of significant customers; fluctuations in the cost and availability of supply chain resources, including raw materials, packaging, and energy; disruptions or inefficiencies in the supply chain; volatility in the market value of derivatives used to manage price risk for certain commodities; benefit plan expenses due to changes in plan asset values and discount rates used to determine plan liabilities; failure of our information technology systems; resolution of uncertain income tax matters; foreign economic conditions, including currency rate fluctuations; and political unrest in foreign markets and economic uncertainty due to terrorism or war. The company undertakes no obligation to publicly revise any forward-looking statement to reflect any future events or circumstances.